SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 30, 2003

(Date of earliest event reported)

FIRST FEDERAL CAPITAL CORP

(Exact name of registrant as specified in its charter)

Commission File No. 000-18046

Wisconsin	39-1651288

(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

605 State Street
La Crosse, Wisconsin	54602

(Address of principal executive offices)	(Zip Code)

(608) 784-8000

(Registrant’s telephone number, including area code)

ITEM 4. CHANGE IN RESGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Information Required by Item 304(a)(1) of Regulation S-K:

On June 30, 2003, First Federal Capital Corp (the “Registrant”) dismissed Ernst & Young LLP as its independent auditor. The decision to dismiss Ernst & Young LLP was made by the Audit Committee of the Board of Directors. The audit reports of Ernst & Young LLP on the Registrant’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001, did not contain any adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Registrant’s two fiscal years ended December 31, 2002 and the subsequent interim period through June 30, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused Ernst & Young LLP to refer to the subject matter of the disagreements in connection with their report. A letter from Ernst & Young LLP is filed as Exhibit 16.1 to this Form 8-K.

(b)	Information Required by Item 304(a)(2) of Regulation S-K:

On June 30, 2003, the Registrant’s Audit Committee engaged Deloitte & Touche LLP as the certifying accountants for the Registrant for the fiscal year ending December 31, 2003, subject to completion of the customary new client investigation procedures of Deloitte & Touche LLP. During the two most recent fiscal years and through the date of engagement, neither the Registrant nor anyone engaged on its behalf has consulted with Deloitte & Touche LLP on items regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) with the Registrant’s former auditor or reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	No financial statements are required at this time.

(b)	No pro forma information is required at this time.

(c)	Exhibit No. Description

16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission dated July 7, 2003 regarding the change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL CAPITAL CORP

Date: July 7, 2003	By:	/s/ Jack C. Rusch

Jack C. Rusch, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter of Ernst & Young LLP to the Securities and Exchange Commission dated July 7, 2003 regarding the change in certifying accountant.